SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

KT HIGH-TECH MARKETING, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14440 Big Basin Way, #12, Saratoga, CA 95070

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Information

Between November 2016 and February 2017, KT High-Tech Marketing, Inc. (the “Company”) sold to various investors an aggregate of 2,026,000 shares of the Company’s common stock (“Common Stock”). The gross proceeds to the Company were $2,026,000.

The Company intends to use the proceeds of the offering (the “Proceeds”) to continue its efforts towards marketing and distributing technology products. Although the Company does not have definitive agreements in place, the Company has identified three growth markets (IoT, Mobile and Energy Storage) in consumer electronics and energy markets to target.  The Company will focus on products that have very compact designs and come with highly efficient thermal management designs. Better thermal management designs make the product safer and more reliable to operate. The Company plans to work closely with supply partners to provide the latest technology and products in these three markets to serve its customers.

As previously disclosed, on October 31, 2016, the Company entered into a non-binding Letter of Intent (the “KULR LOI”) with KULR Technology Corporation, a Delaware corporation (“KULR”). The LOI outlines the terms of a potential transaction with KULR under which the Company would acquire all of the issued and outstanding capital stock of KULR in exchange for the issuance, to KULR’s shareholders, of new common stock constituting a majority of the Company’s issued and outstanding capital stock post-closing.  KULR is a private technology firm that owns proprietary carbon fiber based (Carbon Fiber Velvet or “CFV”) thermal management solutions that are more effective at storing, conducting, and dissipating waste heat generated by an electronic system’s internal components in comparison to traditional materials such as copper and aluminum. The Company’s President, CEO, and director, Michael Mo, is a co-founder and CEO of KULR.  Although, no assurances can be made that a transaction with KULR will take place, the negotiations are ongoing and KULR has committed to deal exclusively with the Company regarding any potential merger, acquisition, or similar transaction until February 10, 2017, which date has been mutually extended to March 31, 2017.

In addition, as previously disclosed, on May 6, 2016, the Company entered into a relationship with Tokyo, Japan-based E3 Enterprise (“E3” or “E3 Enterprise”) pursuant to a non-binding letter of intent (“E3 LOI”).  Pursuant to the E3 LOI, the parties express a desire for the Company to distribute E3 Internet of Things products in the North American markets exclusively.  Although the E3 LOI contemplated a closed transaction by December 2016, the parties are presently working in good faith to negotiate a final binding agreement, although no assurances can be made that such an agreement will be reach (or when it will be reached).

The Company believes that the Proceeds will assist in progressing the above efforts to negotiate a definitive agreement for either or both of the transactions contemplated by the KULR LOI and the E3 LOI, and for the implementation of the operations contemplated thereafter.

The shares of Common Stock will be issued in a registered direct offering pursuant to a prospectus filed with the Securities and Exchange Commission on October 17, 2016, in connection with the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-212272), which was declared effective by the Securities and Exchange Commission on October 5, 2016. A copy of the opinion of Cassidy & Associates relating to the legality of the issuance and sale of the shares is attached as Exhibit 5.1 to the Registration Statement, as amended on September 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KT HIGH-TECH MARKETING, INC.

Date:	February 7, 2017	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer